UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/01/2008

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 South Quebec Street
Greenwood Village, Colorado 80111
(Address of principal executive offices, including zip code)

(303) 967-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        Effective May 1, 2008, the Board of Directors appointed a new Chief Accounting Officer of the Company and Jeffrey R. Billat stepped down from that role. Mr. Billat remains with the Company performing duties in its accounting policy and standards, technical accounting and external reporting area.

(c)        Effective May 1, 2008, Gregg Sonnen, 49, was appointed as Senior Vice President and Chief Accounting Officer of the Company. Mr. Sonnen joined the Company in September, 2005 and has served as Senior Vice President and Corporate Chief Financial Officer since that time. In that capacity his responsibilities have included accounting and finance functions for the Company's corporate shared services, oversight of the corporate reporting function (including all SEC reporting), oversight of the financial policies and standards function, all corporate and consolidated financial planning and analysis, treasury, IT finance, and the financial systems group, among other things. Prior to joining the Company, Mr. Sonnen was employed from July, 1994 through September, 2005 by Gambro Healthcare / COBE Laboratories (subsidiaries of Gambro, Inc., a Swedish based provider of healthcare equipment and services) where he held various accounting and finance roles with gradually increasing responsibility over that tenure. His final role with that company beginning in 2001 was as Senior Vice President and Chief Financial Officer for Gambro Healthcare and included responsibility for all aspects of accounting, finance, reporting, billing, collection and reimbursement functions (the company treated 43,000 dialysis patients in approximately 570 clinics located in 33 states and generated annual revenues of over $1.8 billion while employing approximately 12,000 personnel). From July, 1981 through June, 1994 Mr. Sonnen was employed by the public accounting firm Ernst & Young (Arthur Young prior to a merger with Ernst & Whinney in 1989). He received a BBA with an emphasis in accounting from the University of Notre Dame in 1981 and has been a Certified Public Accountant since 1982.

Mr. Sonnen will receive an annual salary of $335,000 and will be eligible for a target bonus of $201,000. He will continue to be eligible for health and life benefits such as medical and dental coverage, health care and dependent care reimbursement accounts, short and long-term disability, life insurance, supplemental employee, spouse and child life insurance, basic and voluntary accidental death and dismemberment, business travel accident insurance and long-term care insurance. In addition, Mr. Sonnen will continue to be eligible to participate in the Company's 401(k) plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: May 07, 2008	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary